Exhibit 3.6
DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     “DEX MEDIA, INC.”, A DELAWARE CORPORATION,

      WITH AND INTO “FORWARD ACQUISITION CORP.” UNDER THE NAME OF “FORWARD ACQUISITION CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF JANUARY, A.D. 2006, AT 7:30 O’CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4487369
4034452    8100M
060089179
DATE: 01-31-06

State of Delaware
Secretary of State
Division of Corporation
Delivered 07:25 AM 01/31/2006
FILED 07:30 AM 01/31/2006
SRV 060089179 - 4034452 FILE
CERTIFICATE OF MERGER
OF
DEX MEDIA, INC.
INTO
FORWARD ACQUISITION CORP.

     Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

     FIRST: R H Donnelley Corporation, a Delaware corporation (“Donnelley”), and Dex Media, Inc., a Delaware corporation (“Dex Media”), have entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”), dated as of October 3, 2005, by and among Donnelley, Dex Media and Forward Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Donnelley (“Merger Sub”), pursuant to which Dex Media will be merged with and into Merger Sub.

     SECOND: In accordance with Section 251 of the DGCL, the Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders.

     THIRD: The name of the surviving corporation is Forward Acquisition Corp

     FOURTH: The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of Merger Sub

     FIFTH: The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

     SIXTH: The Agreement and Plan of Merger is on file at the corporate offices of Merger Sub, located at 1001 Winstead Drive, Cary, North Caroling 27531

     SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[Signature page to follow]

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on the 31st day of January, 2006.

FORWARD ACQUISITION CORP.

/s/  Robert J. Bush
Robert J. Bush
Vice President and Corporate Secretary

DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FORWARD ACQUISITION CORP.”, CHANGING ITS NAME FROM “FORWARD ACQUISITION CORP.” TO “DEX MEDIA, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 2006, AT 7:31 O’CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4487370
4034452    8100
060089180
DATE: 01-31-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:25 AM 01/31/2006
FILED 07:31 AM 01/31/2006
SRV 060089180 - 4034452 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
FORWARD ACQUISITION CORP.

Forward Acquisition Corp. (the “Corporation”), a corporation organized and existing under and pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:  That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article First in its entirety and substituting in lieu thereof a new Article First to read as follows:

“First:  The name of the Corporation is Dex Media, Inc.”

SECOND:  That the Board of Directors of the Corporation approved the foregoing amendment by written consent, declaring said amendment to be advisable, and directing that said amendments be presented to the stockholders of the Corporation for their consideration, approval and adoption thereof at a special meeting of the stockholders or by written consent of the stockholders.

THIRD:  That the stockholders entitled to vote thereon approved the foregoing amendments by written consent of its sole stockholder in accordance with Sections 228 and 242 of the DGCL.

FOURTH:  That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 31st day of January, 2006.

/s/  Robert J. Bush
Robert J. Bush
Vice President and Corporate Secretary

DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “DEX MEDIA, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTY-FIRST DAY OF JANUARY, A.D. 2006.

     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “DEX MEDIA, INC.” WAS INCORPORATED ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2005.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4487371
4034452    8300
060089180
DATE: 01-31-06